Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Organization
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Aldevron, L.L.C.	North Dakota
Applitek NV	Belgium
Aquatic Infomatics ULC	Canada
BC Distribution BV	Netherlands
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biotechnology (Suzhou) Co. Ltd.	China
Beckman Coulter Canada LP	Canada
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter International Shanghai Trading Co.	China
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter Nippon GK	Japan
Beckman Coulter Saudi Arabia Co.Ltd.	Saudi Arabia
Beckman Coulter, S.L.U.	Spain
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom
Beckman Finance ApS	Denmark
Biacore International AB	Sweden
Biosafe S.A.	Switzerland
Blue Software LLC	Delaware
Cepheid	California
Cepheid AB	Sweden
Cepheid Canada ULC	Canada
Cepheid Europe SAS	France
Cepheid GmbH	Germany

Cepheid HBDC SAS	France
Cepheid India Private Limited	India
Cepheid UK Ltd.	United Kingdom
ChemTreat, Inc.	Virginia
Cispus Hong Kong Holding Limited	Hong Kong
Cytiva BioProcess R&D AB	Sweden
Cytiva Biotechnology (Guangzhou) Co., Ltd.	China
Cytiva Biotechnology (Hang Zhou) Co., Ltd.	China
Cytiva Europe GmbH	Germany
Cytiva Sweden AB	Sweden
Danaher (Shanghai) Management Co. Ltd.	China
Danaher China Holdings Ltd.	Hong Kong
Danaher Finance Company AB	Sweden
Danaher HK Holdings Ltd.	Hong Kong
Danaher Medical ApS	Denmark
DCHL Holding BV	Netherlands
Devicore Medical Products Inc.	Delaware
DH Denmark Holding ApS	Denmark
DH Europe Finance II Sarl	Luxembourg
DH Europe Finance Sarl	Luxembourg
DH Holdings Germany LLC	Germany
DH Holding Italia SRL	Italy
DH II Luxembourg Sarl	Luxembourg
DH Japan Finance Sarl	Luxembourg
DH Switzerland Finance Sarl	Luxembourg
DH Technologies Development Pte Ltd.	Singapore
DHCY Limited	Cayman Islands
DHKAB Company AB	Sweden
DTIL Ireland Holdings Ltd.	Ireland
Esko BV	Belgium
Esko Graphics BV	Belgium
Esko Graphics Inc.	Georgia
Esko Software BV	Belgium
Gelman Sciences Inc.	Michigan
Gilzoni Ltd.	United Kingdom
Global Life Sciences Solutions Austria GmbH & Co., KG	Austria
Global Life Sciences Solutions Germany GmbH	Germany
Global Life Sciences Solutions Korea Ltd.	Korea, Republic of
Global Life Sciences Solutions Manufacturing UK Ltd	United Kingdom
Global Life Sciences Solutions Operations UK, Ltd	United Kingdom
Global Life Sciences Solutions Singapore Pte Ltd	Singapore
Global Life Sciences Solutions USA LLC	Delaware
Global Life Sciences Technologies (Shanghai) Co, Ltd.	China
Global Life Sciences Technologies Japan KK	Japan
Hach Company	Delaware

Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
Hach Water Quality Analytical Instru. (Shanghai) Co., Ltd.	China
HemoCue AB	Sweden
Hybritech Incorporated	California
HyClone Laboratories LLC	Delaware
Hyclone Life Sciences Solutions India Private Limited	India
ID Business Solutions Limited	United Kingdom
Immunotech Sro	Czech Republic
Intabio, LLC	United Kingdom
Integrated DNA Technologies BVBA	Belgium
Integrated DNA Technologies Inc.	Delaware
Integrated DNA Technologies Pte. Ltd.	Singapore
Intermountain Life Sciences LLC	Utah
Iris International, Inc.	Delaware
Kipp & Zonen BV	Netherlands
Labcyte Inc.	Delaware
Launchchange Holding Company	United Kingdom
Leica Biosystems Imaging Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems Cambridge Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems Limited	Hong Kong
Leica Mikrosysteme GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences Holdings France SAS	France
Life Sciences IP Holdings Corporation	Delaware
Linx Printing Technologies Limited	United Kingdom
Molecular Devices, LLC	Delaware
Nihon Pall Ltd.	Japan
OTT Hydromet Corp	Virginia
Pall (Canada) ULC	Canada
Pall (China) Co., Ltd.	China
Pall (Schweiz) GmbH	Switzerland
Pall Aeropower Corporation	Delaware
Pall Artelis BVBA	Belgium
Pall Asia Holdings Inc.	Delaware
Pall Austar Lifesciences Limited	Hong Kong

Pall Australia Pty. Ltd.	Australia
Pall Austria Filter Ges.m.b.h	Austria
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Filtersystems GmbH	Germany
Pall Filtration and Separations Group Inc.	Delaware
Pall Filtration Pte. Ltd.	Singapore
Pall France SAS	France
Pall GmbH	Germany
Pall India Pvt. Ltd.	India
Pall International Sarl	Switzerland
Pall Italia Srl	Italy
Pall Korea Ltd.	Korea, Republic of
Pall Life Sciences Belgium BV	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad BV	Netherlands
Pall Netherlands BV, Irish Branch	Ireland
Pall Technology UK Limited	United Kingdom
Pantone LLC	Delaware
Phenomenex, Inc.	California
Precision Nanosystems ULC	Canada
Radiometer Medical ApS	Denmark
Radiometer Turku Oy	Finland
Sea-Bird Electronics, Inc.	Washington
Sedaru, Inc.	Delaware
Shanghai AB Sciex Analytical Instrument Trading Co. Ltd.	China
Skyland Analytics Inc.	Delaware
Swift Biosciences, Inc.	Delaware
Trojan Technologies Group ULC	Canada
Vanrx Pharmasystems Inc.	Canada
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Technologies (S) Pte.Ltd.	Singapore
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	Delaware
X-Ray Optical Systems, Inc.	Delaware
X-Rite Europe GmbH	Switzerland
X-Rite Incorporated	Michigan
Yukon Hong Kong Holding Limited	Hong Kong
Zhuhai S.E.Z. Videojet Electronics Ltd.	China